UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2012

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2012, Alexandria Real Estate Equities, Inc. (the “Company”) entered into an Amended and Restated Executive Employment Agreement (the “Agreement”) with Joel S. Marcus, the Company’s Chief Executive Officer (the “Executive”).  The Agreement amends and restates the Amended and Restated Executive Employment Agreement, effective as of January 1, 2005, between the Company and the Executive (the “Prior Agreement”) in its entirety.  The term of the Agreement commences on April 26, 2012, and ends on December 31, 2014, subject to an election exercisable on or after October 1, 2014, by either the Company or the Executive to extend the term through December 31, 2016, (the “Executive Chairman Election”).  If the Executive Chairman Election is exercised, the Executive shall, effective on the later of January 1, 2015, and 14 days after the exercise of the Executive Chairman Election, cease to hold the position of Chief Executive Officer and shall be employed as the Company’s full-time Executive Chairman.

The Agreement provides that the Executive’s base salary shall be $895,000, or such higher amount as may from time to time be determined by the Company.  The Agreement also provides that the Executive is eligible to receive a cash bonus for each fiscal year of the Company occurring during the term of the Agreement, 60% of which shall be payable based on the achievement of certain corporate performance criteria, and 40% of which shall be payable based on the achievement of certain individual performance criteria.  The cash bonus payable, if any, will have a threshold amount equal to 75% of the Executive’s base salary, a target amount equal to 150% of the Executive’s base salary, and a maximum amount equal to 225% of the Executive’s base salary.

The Agreement provides for a grant to the Executive of a number of shares of restricted stock of the Company having an aggregate fair market value of $5,000,000, comprised of $3,000,000 in time-based restricted stock which vests on an annual basis over the term of the agreement, and $2,000,000 in performance-based restricted stock which is based on the achievement of corporate performance measures.  Under the Agreement, the Executive is also eligible to receive an annual award of restricted stock based on an assessment of the Company’s performance, with 50% of any such shares vesting monthly over the 36-month period following the grant date and the remaining 50% vesting annually over three years based on and subject to absolute and relative total stockholder return performance.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: April 27, 2012	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer